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                                                                   EXHIBIT 11.1

COMPUTATION OF PER SHARE EARNINGS

For the following periods the registrant had no securities which were dilutive for the calculation of earnings per share.

                                                                          Weighted average number of basic
Summary from year-end audited         Basic and diluted loss per common   and diluted common stock shares
financial statements                  share                               outstanding
------------------------------        ---------------------------------   --------------------------------
Three months ended 8/31/2000          (0.04)                              12,231,494

Three  months ended 8/31/1999         (0.01)                              10,040,000